UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2006, Seattle Genetics, Inc. (the “Company”) entered into employment agreements with Eric Dobmeier, Senior Vice President, Corporate Development and Morris Rosenberg, Senior Vice President, Development, containing the following terms:

•	Each individual’s current annual base salary and eligibility to receive an annual incentive bonus at a target of thirty percent (30%) of each individual’s base salary based on performance criteria and the Company’s financial and operational results.

•	If either Mr. Dobmeier’s or Dr. Rosenberg’s employment is terminated by the Company without cause or either individual resigns due to a reduction of duties or compensation, such individual will be entitled to receive twelve (12) months of base salary, pro-rated bonuses and health benefits continuation. Additionally, such individual will be entitled to receive acceleration of his outstanding stock options by twelve (12) months if the termination by the Company is without cause or such individual resigns due to a reduction in his duties or compensation; provided that if such termination or reduction in duties or compensation occurs within twelve (12) months after a change in control of the Company, such individual will receive full acceleration of his outstanding stock options.

Mr. Dobmeier and Dr. Rosenberg have not engaged in any other transactions with the Company other than the employment agreements, the terms of which are described above, and standard indemnification agreements and stock option awards. The foregoing description is qualified in its entirety by reference to the employment agreements, copies of which are filed with this report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

On September 6, 2006, the Company also entered into Amendment No. 1 to Executive Employment Agreement dated October 26, 2001 (the “Amendment”) with Clay Siegall, President, Chief Executive Officer and Interim Chairman of the Board of the Company. The Amendment modifies Dr. Siegall’s Executive Employment Agreement such that if Dr. Siegall’s employment is terminated by the Company without cause or he resigns due to a reduction of duties or compensation within twelve (12) months after a change in control of the Company, he will be entitled to receive twenty-four (24) months of base salary and health benefits continuation. The remainder of the Executive Employment Agreement remains in full force and effect. Dr. Siegall and the Company have not engaged in any other transactions other than the Executive Employment Agreement, the Amendment, the terms of which are described above, and standard indemnification agreements and stock option awards. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed with this report as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between the Company and Eric Dobmeier dated September 6, 2006.

10.2	Employment Agreement by and between the Company and Morris Rosenberg dated September 6, 2006.

10.3	Amendment No. 1 to Executive Employment Agreement by and between the Company and Clay Siegall dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: September 8, 2006	By:	/s/ Todd Simpson
Todd Simpson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Eric Dobmeier dated September 6, 2006.

10.2	Employment Agreement by and between the Company and Morris Rosenberg dated September 6, 2006.

10.3	Amendment No. 1 to Executive Employment Agreement by and between the Company and Clay Siegall dated September 6, 2006.